UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2023

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court

Markham, Ontario, Canada L3R 5H6

(Address of Principal Executive Offices)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01. Other Events.

On October 25, 2023, Edesa Biotech, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company’s common shares, no par value per share (the “Common Shares”), had a closing bid price at or above $1.00 per share for a minimum of 10 consecutive business days, the Company had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2), and that the matter is now closed.

As previously reported, on June 22, 2023, the Company received a letter from Nasdaq’s Listing Qualifications Staff indicating that, based upon the closing bid price of the Common Shares for the last 30 consecutive business days, the Company was not in compliance with the Minimum Bid Price Requirement, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”). Pursuant to the Notice, Nasdaq had given the Company 180 calendar days, or until December 19, 2023, to regain compliance with the Minimum Bid Price Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDESA BIOTECH, INC.

Dated: October 26, 2023	By:	/s/ Stephen Lemieux
	Name:	Stephen Lemieux
	Title:	Chief Financial Officer